                                                                  Exhibit 99.04


                                   Save Time
                         VOTE BY TELEPHONE OR INTERNET
                         24 Hours a Day - 7 Days a Week
                      Until 10:00 AM MDT on June 28, 1999

           TELEPHONE
           ---------
          800-480-4778
- Use any touch-tone telephone.
- Have your Proxy Form in hand.
- Enter the Control Number located
  in the box below.
- Follow the simple recorded
  instructions.


            OR

           INTERNET
           --------
http://proxy.shareholder.com/nce
- Go to the website address
  listed above.
- Have your Proxy Form in hand.
- Enter the Control Number located
  in the box below.
- Follow the simple instructions.


            OR

              MAIL
              ----

- Mark, sign and date your Proxy Card.
- Detach card from Proxy Form.
- Return the card in the postage-paid
  envelope provided.


Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the internet there is no need for you to mail back your proxy.

       800-480-4778
   CALL TOLL-FREE TO VOTE

-----------------------------

       CONTROL NUMBER
FOR TELEPHONE/INTERNET VOTING

-----------------------------



                               PLEASE DETACH HERE

YOU MUST DETACH THIS PORTION OF THE PROXY CARD BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE.

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          The Board of Directors recommends that you vote "FOR" Item 1.

 1. To approve the Agreement and Plan of Merger, dated as of March 24, 1999, by and between Northern States Power Company and New Century Energies,Inc., with respect to the merger of New Century Energies, Inc. with and into Northern States Power Company, as described in the attached joint proxy statement/prospectus.

    FOR   / /          AGAINST   / /           ABSTAIN   / /


                             Mark here if you plan to attend the meeting. / /

                             Change of Address and or Comments Mark Here  / /


                                        The shareholder hereby acknowledges
                                        receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement attached thereto. PLEASE DATE AND SIGN exactly as name appears on this card indicating, where proper, official position or representation capacity. For joint accounts, each joint owner must sign.

                                        Dated:                           , 1999
                                               --------------------------

                                        ----------------------------------------
                                                Signature of Shareholder
                                        ----------------------------------------
                                                Signature of Shareholder


Sign, Date and Return this Card Promptly Using the Enclosed Envelope.

                                                   Votes MUST be indicated   /x/
                                                   (x) in black or blue ink.

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                               Please Detach Here
                 You Must Detach This Portion of the Proxy Card
                * Before Returning it in the Enclosed Envelope *

                      [LOGO]      NEW CENTURY
                                  ENERGIES(SM)

                               ADMITTANCE TICKET

                        Special Meeting of Shareholders
                                  June 28, 1999
                                    10:00 AM
                   Arvada Center For The Arts and Humanities
                            6901 Wadsworth Boulevard
                             Arvada, Colorado 80003



                  PRINT NAME:_______________________________

                           * Detach Proxy Card Here *

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                                 FORM OF PROXY
                           NEW CENTURY ENERGIES, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned, a holder of common stock of New Century Energies, Inc. (the "Company") hereby appoints Bill D. Helton, W. Thomas Stephens, Danny H. Conklin,
R. R. Hemminghaus and Gayle L. Greer, or any one or more of them, as proxies, each with full power of substitution, to represent the undersigned at the Special Meeting of Shareholders of the Company to be held on June 28, 1999 and any adjournment or adjournments thereof, and to vote as designated hereon and in their discretion with respect to any other business properly brought before the special meeting all shares of common stock of the Company which the undersigned would be entitled to vote if personally present at such meeting, except for shares of common stock held of record in the undersigned's account with the Plans (defined below), the voting instructions for which are explained below.

  THIS CARD ALSO CONSTITUTES YOUR VOTING INSTRUCTIONS FOR SHARES HELD OF RECORD IN THE NEW CENTURY ENERGIES,INC. EMPLOYEES' SAVINGS AND STOCK OWNERSHIP PLAN FOR NON-BARGAINING UNIT EMPLOYEES, THE NEW CENTURY ENERGIES, INC. EMPLOYEE INVESTMENT PLAN FOR BARGAINING UNIT EMPLOYEES AND FORMER NON-BARGAINING UNIT EMPLOYEES AND THE NEW CENTURY ENERGIES, INC. EMPLOYEES' SAVINGS AND STOCK OWNERSHIP PLAN FOR BARGAINING UNIT EMPLOYEES AND FORMER NON-BARGAINING UNIT EMPLOYEES AND PARTICIPATING SUBSIDIARY COMPANIES ("PLANS") AND THE UNDERSIGNED HEREBY AUTHORIZES THE TRUSTEES OF THESE PLANS TO VOTE THE UNDERSIGNED SHARES HELD IN THEIR ACCOUNTS.

  This proxy when properly executed will be voted in the manner designated hereon and in the discretion of the proxies with respect to any other matters properly brought before the meeting. If no designation is made, this proxy will be voted for Item 1.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                NEW CENTURY ENERGIES, INC.
                                                P.O. BOX 11012
                                                NEW YORK, N.Y. 10203-0012


Address Change/Comments_________________________________________________________